As filed with the Securities and Exchange Commission on September 25, 1998

                                                      Registration No. 333-64447

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                                LITTELFUSE, INC.
               (Exact name of issuer as specified in its charter)

                          Delaware                                36-3795742
               (State or other jurisdiction of                (I.R.S. Employer
               incorporation or organization)                Identification No.)

                 800 East Northwest Highway
                    Des Plaines, Illinois                           60016
          (Address of principal executive offices)                (Zip Code)

                          1993 STOCK PLAN FOR EMPLOYEES
                        AND DIRECTORS OF LITTELFUSE, INC.
                            (Full title of the plan)

                       Howard B. Witt              Copies of Communications to:
                    Chairman, President                     Jonathan A. Koff
                 and Chief Executive Officer                Chapman and Cutler
                 800 East Northwest Highway              111 West Monroe Street
                Des Plaines, Illinois  60016           Chicago, Illinois  60603
                       (847) 824-1188                         (312) 845-3000
                (Name, address and telephone
                number of agent for service)
                            -------------------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================
                                                                Proposed               Proposed
 Title of                                                        maximum                maximum
securities              Amount               offering            aggregate             Amount of
    to be                to be                 price             offering            registration
registered            registered(1)         per share(2)        __price__            ___fee____

Common Stock
$.01 par value       600,000 Shares            $18.25          $10,950,000            $3,230.25

====================================================================================================


(1)  Pursuant  to  Rule  416,  this   Registration   Statement  also  covers  an
indeterminate number of shares as may be issued as a result of the anti-dilution provisions of the Plan.

(2) Pursuant to Rule 457(c) and (h), the proposed maximum offering price per share and maximum aggregate offering price and amount of registration fee are calculated based upon a price per share of $18.25, the average of the high and low price for the shares of Littelfuse, Inc. Common Stock as reported by the Nasdaq Stock Market National Market System on September 21, 1998, a date within five business days prior to the date of filing the Registration Statement.

                                EXPLANATORY NOTE

         This Registration Statement is being filed by Littelfuse, Inc. (the "Company"), pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities of the same class as other securities for which the Company's Registration Statement on Form S-8 (Registration No. 33-64447) relating to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "1993 Stock Plan") was filed with the Securities and Exchange Commission (the "Commission") on June 15, 1993, and which is incorporated herein by reference. On May 1, 1998, the stockholders of the Company approved an increase in the maximum aggregate number of shares of Common Stock of the Company as to which awards of options, restricted shares, units or rights may be made from time to time under the 1993 Stock Plan from 1,200,000 shares to 1,800,000 shares. The additional 600,000 shares are being registered under this Registration Statement.

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.


PART II --                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents which have been filed with the Securities and Exchange Commission by the Company pursuant to the Securities Exchange Act of 1934 ("1934 Act") are incorporated herein by reference:

     (a) The Company's Registration Statement on Form S-8 (Registration No. 33-64447).

     (b) The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998 (1934 Act File No. 0-20388).

     (c) The Company's Quarterly Report on Form 10-Q for the quarterly periods ended April 4, 1998, and July 4, 1998 (1934 Act File No. 0-20388).

     (d) All other reports filed pursuant to Sections 13(a) or 15(d) of the 1934 Act since January 3, 1998 (1934 Act File No. 0-20388).

     (e) The description of the Company's Common Stock which is contained in the Form 10: General Form for Registration of Securities pursuant to
          Section 12(b) or (g) of the 1934 Act filed with the Commission on July 7, 1992 (1934 Act File No. 0-20388).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents.


Item 6.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law gives Delaware corporations the power to indemnify present and former officers and directors under certain circumstances. The Certificate of Incorporation of the Company provides for indemnification by the Company of certain persons (including officers and directors) in connection with any action, suit or proceeding brought or threatened against such person by reason of his position with the Company or service at the request of the Company. The Certificate of Incorporation further provides that indemnification shall not be exclusive of any rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         In addition, the Company maintains a directors' and officers' liability insurance policy to insure its liability under the above-described provision of its Certificate of Incorporation and to insure its individual directors and officers certain obligations not covered by such provisions.


Item 8.  Exhibits

         The following exhibits are submitted herewith or incorporated by reference herein.

EXHIBIT
NUMBER                          DESCRIPTION
 4.1         1993 Stock Plan for Employees and Directors of Littelfuse, Inc.,
              as amended

 4.2         Certificate of Incorporation of Littelfuse, Inc.

 4.3         By-laws of Littelfuse, Inc.

 4.4         Specimen Common Stock certificate

 5.1         Opinion of Chapman and Cutler

 24.1         Consent of Chapman and Cutler (included in Exhibit 5.1)

 24.2         Consent of Independent auditors

 25.1         Power of  Attorney  (set forth on page II-4 of this  Registration
               Statement)



Item 9.  Undertakings

           (a)    The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Plaines, State of Illinois, on September 22, 1998.

                                                       LITTELFUSE, INC.


                                             By:          //Howard B. Witt//
                                                           Howard B. Witt,
                                                          Chairman, President
                                                     and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Howard B. Witt and James F. Brace and each of them, his true and lawful attorneys-in-fact and agents, with full power and substitution and resubstitution for him or her in his or her name, place and stead, in any and all capacities to sign any and all pre-effective and/or post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 22, 1998.

SIGNATURE                                                     TITLE


//Howard B. Witt//                                  Chairman, President
 Howard B. Witt                                      and Chief Executive Officer
                                                   (Principal executive officer)

//James F. Brace//                                  Vice President, Treasurer
  James F. Brace                                    and Chief Financial Officer
                                                    (Principal financial and
                                                        accounting officer)

//John P. Driscoll//                                     Director
 John P. Driscoll

//Anthony Grillo//                                       Director
  Anthony Grillo

//Bruce A. Karsh//                                       Director
  Bruce A. Karsh

//John E. Major//                                        Director
 John E. Major

//John J. Nevin//                                        Director
 John J. Nevin


                                       E-1
     EXHIBIT                                                                                            PAGE NUMBER IN
      NUMBER                                      DESCRIPTION                                             SEQUENTIAL
                                                                                                       NUMBERING SYSTEM
        4.1        1993 Stock Plan for Employees  and  Directors of  Littelfuse,
                   Inc., as amended (filed as Exhibit 10.1 to the Company's Form
                   10-Q for the  quarterly  period  ended July 4, 1998 (1934 Act
                   File No. 0-20388), and incorporated herein by reference)

        4.2        Certificate of Incorporation of Littelfuse, Inc. (filed as Exhibit 3.1 to the Company's Form 10 Registration Statement (1934 Act File No. 0-20388),
                   and incorporated herein by reference)................................


        4.3        By-laws of Littelfuse, Inc. (filed as Exhibit 3.2 to the Company's
                   Form 10-K for the fiscal year ended January 3, 1998 (1934 Act File No.
                   0-20388), and incorporated herein by reference)......................

        4.4 Specimen Common Stock certificate (filed as Exhibit 4.6 to the Company's Form 10: General Form for Registration of
                   Securities pursuant to Section 12(b) or (g) of the 1934 Act filed with the Commission on July 7, 1992 (1934 Act File No.
                   0-20388), and incorporated herein by reference)

        5.1        Opinion of Chapman and Cutler........................................

       24.1        Consent of Chapman and Cutler (included in Exhibit 5.1)

       24.2        Consent of Independent Auditors......................................

       25.1        Power of  Attorney  (set  forth on page  II-4 of this  Registration
                    Statement)



                                                                    EXHIBIT 5.1

                               September 22, 1998



Littelfuse, Inc.
800 East Northwest Highway
Des Plaines, Illinois  60016


         Re:                                             Littelfuse, Inc.
                         Form S-8 Registration Statement
                           (1934 Act File No. 0-20388)

Gentlemen:

         We have acted as special counsel for Littelfuse, Inc. ("Littelfuse"), in connection with the registration statement on Form S-8 (the "Registration Statement") of Littelfuse which is being filed with the Securities and Exchange Commission on September 25, 1998, covering up to 600,000 shares of Littelfuse's Common Stock, $.01 par value (the "Common Stock"), issuable upon the exercise of options granted to participants under the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. (the "Stock Plan").

         As such counsel, we have examined the Certificate of Incorporation and By-laws of Littelfuse, the Stock Plan, the Registration Statement and such other corporate documents and records and have made such other inquiries as we have deemed necessary or advisable in order to enable us to render the opinions hereinafter set forth.

         The Stock Plan provides that shares of Common Stock issuable upon the exercise of options granted to participants under the Stock Plan may be authorized but unissued shares of Common Stock or issued shares of Common Stock reacquired by Littelfuse.

         Based on the foregoing, we are of the opinion that when authorized but unissued shares of Common Stock issuable upon the exercise of options granted to participants under the Stock Plan have been issued, sold and delivered pursuant to and as provided by the Stock Plan, such shares of Common Stock will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                      Respectfully submitted,

                                                       /S/  CHAPMAN AND CUTLER

[GRAPHIC OMITTED]


                                                                   EXHIBIT 24.2


                         CONSENT OF INDEPENDENT AUDITORS

Littelfuse, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1993 Stock Plan for Employees and Directors of Littelfuse, Inc. of our report dated January 23, 1998, with respect to the consolidated financial statements and schedules of Littelfuse, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the fiscal year ended January 3, 1998, filed with the Securities and Exchange Commission.



                                                    /S/  ERNST & YOUNG LLP



Chicago, Illinois
September 23, 1998